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                                                                      EXHIBIT 5

                                December 11, 1995

AMERCO
1325 Airmotive Way, Suite 100
Reno, Nevada 89502

                 RE:      Registration Statement on Form S-2
                          (File No.  33-63825).
                          ---------------------

Gentlemen:

                 You have requested our opinion as special Nevada counsel for AMERCO, a Nevada corporation ("AMERCO"), in connection with the proposed offer and sale by AMERCO of up to 3,860,000 shares of its Series D Floating Rate Preferred Stock ("Series D Floating Rate Preferred Stock"). The Series D Floating Rate Preferred Stock is the subject of a Registration Statement on Form S-2 (File No. 33-63825) (the "Registration Statement").

         In connection with this opinion, we have examined:

                 1.       the Registration Statement;

                 2. the Restated Articles of Incorporation of AMERCO, as amended, certified by the Nevada Secretary of State;

                 3. the Restated By-laws of AMERCO certified by the Secretary of AMERCO;


                 4. resolutions to be adopted by the Board of Directors of AMERCO in the form of the Certificate of Designations, Preferences and Rights of Series D Floating Rate Preferred Stock attached as Exhibit 4.4 to the Registration Statement ("Certificate of Designations"); and


                 5. a draft of the stock certificate for the Series D Floating Rate Preferred Stock ("Series D Floating Rate Preferred Stock Certificate").

         We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us. We have relied upon the certificates of all public officials and corporate officers with respect to the accuracy of all matters contained therein.

         In rendering the opinion set forth herein, we have further assumed:
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AMERCO
December 7, 1995
Page 2

                 1. the Registration Statement being declared effective by the Securities and Exchange Commission (the "Commission");

                 2. the due adoption of the Certificate of Designations authorizing the issuance of 3,860,000 shares of Series D Floating Rate Preferred Stock by the Board of Directors of AMERCO and the filing thereof with the Nevada Secretary of State as required by Nevada law;

                 3. the offering and sale of the Series D Floating Rate Preferred Stock in the manner set forth in the Registration Statement;

                 4. the due execution, authentication and delivery of the Series D Floating Rate Preferred Stock Certificate; and

                 5. the delivery of the Preferred Stock to the "Settlement Trust" as described in the Registration Statement.

         Based upon the foregoing, we are of the opinion that:

         1. The shares of Series D Floating Rate Preferred Stock to be issued by AMERCO when issued, will be validly issued, fully paid and nonassessable shares of Series D Floating Rate Preferred Stock.


         2. Under the laws of the State of Nevada, no personal liability will attach to the holders of any of the Series D Floating Rate Preferred Stock by reason of their ownership thereof.


         We disclaim liability as an expert under the securities laws of the United States or any other jurisdiction.

         Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the State of Nevada.

         This opinion is intended solely for the use of AMERCO in connection with the Series D Floating Rate Preferred Stock. It may not be relied upon by any other person or for any other purpose, or reproduced or filed publicly by any person, without the written consent of this firm; provided, however, we hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the references to this firm contained in the Registration Statement.

                                                   Very truly yours,


                                                   LIONEL SAWYER & COLLINS